Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Oliver. G. Brewer, III and Brian P. Lynch, and each of them, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her and in his or her name, place and stead, in any and all capacities, to file and sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Signature	Title	Date
Principal Executive Officer:

/s/ OLIVER G. BREWER III	President and Chief Executive Officer and Director	August 19, 2021
Oliver G. Brewer III

Principal Financial Officer:

/s/ BRIAN P. LYNCH	Executive Vice President, Chief Financial Officer	August 19, 2021
Brian P. Lynch

Principal Accounting Officer:

/s/ JENNIFER L. THOMAS	Vice President and Chief Accounting Officer	August 19, 2021
Jennifer L. Thomas

/s/ JOHN F. LUNDGREN	Chairman of the Board	August 17, 2021
John F. Lundgren

/s/ ERIK J ANDERSON	Vice Chairman of the Board	August 17, 2021
Erik J Anderson

/s/ SAMUEL H. ARMACOST	Director	August 17, 2021
Samuel H. Armacost

/s/ SCOTT H. BAXTER	Director	August 12, 2021
Scott H. Baxter

/s/ THOMAS G. DUNDON	Director	August 19, 2021
Thomas G. Dundon

/s/ LAURA J. FLANAGAN	Director	August 12, 2021
Laura J. Flanagan

/s/ RUSSELL L. FLEISCHER	Director	August 12, 2021
Russell L. Fleischer

/s/ SCOTT M. MARIMOW	Director	August 12, 2021
Scott M. Marimow

/s/ ADEBAYO O. OGUNLESI	Director	August 17, 2021
Adebayo O. Ogunlesi

/s/ LINDA B. SEGRE	Director	August 13, 2021
Linda B. Segre

/s/ ANTHONY S. THORNLEY	Director	August 12, 2021
Anthony S. Thornley